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                                                                EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 13, 1996 with respect to the financial statements of Glenborough Realty Trust Incorporated, the combined financial statements of the GRT Predecessor Entities on Form S-11 (the "Form S-11") included in this Registration Statement and the related Prospectus of Glenborough Realty Trust Incorporated.

We also consent to the inclusion of our report dated July 9, 1996 with respect to the combined statements of revenues and certain expenses of the GPA Properties which report is included in this Form S-11.

We also consent to the inclusion of our report dated July 9, 1996 with respect to the combined statements of revenues and certain expenses of the University Club Tower which report is included in this Form S-11.

We also consent to the inclusion of our report dated July 9, 1996 with respect to the combined statements of revenues and certain expenses of the Bond Street Property which report is included in this Form S-11.

We also consent to the inclusion of our report dated July 9, 1996 with respect to the combined statements of revenues and certain expenses of the TRP Properties which report is included in this Form S-11.





San Francisco, California                          /s/ ARTHUR ANDERSEN LLP
  September 5, 1996